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                                                                EXHIBIT 23.3


                    CONSENT OF BURNSIDE & RISHEBARGER, PLLC



We consent to the inclusion in the Form S-3 Registration of Surety Capital Corporation of our report, dated January 23, 1998, on our audits of the financial statements of TexStar National Bank, San Antonio, Texas as of December 31, 1997 and 1996, and for the two years ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."






BURNSIDE & RISHEBARGER, PLLC

San Antonio, Texas
June 19, 1998